[LOGO OF SECURITY FIRST LIFE INSURANCE COMPANY]

ANNUITY CONTRACT  This is a group annuity contract issued to the group contractholder upon Security First Life
                  Insurance Company's ("Company") acceptance of the application. When issued, the contract is a legal agreement between the group contractholder and the Company. To be covered under the contract a person must complete an enrollment form and arrange for purchase payments to be made. Each person so enrolled is called a participant.

                  The Company agrees to pay an annuity to the annuitant. An annuity is a series of payments.
                  Unless another choice is made, payments will be made monthly starting on the normal annuity date. The payments will continue for the annuitant's lifetime but not for less than 120 months.
                                                                                                      ---
                  Other payment options may be elected.

                  If the annuitant dies before the annuity date, a settlement will be made in accordance with the
                  Settlement on Death provision. The Company may require proof that any payee is living on the date a payment is due.

                  All terms on this and the following pages are a part of this contract.

                  20-Day Right To Examine This Contract. At any time within 20 days after receipt of this
                  -------------------------------------                     --
                  annuity contract, it may be returned for cancellation by delivering it to the Company at its administrative office shown herein. Such delivery or mailing of the contract shall void it from the beginning, and the parties shall be in the same position as if it had not been issued. All purchase payments for the contract shall be refunded.

                  THIS DOCUMENT IS A LEGAL CONTRACT BETWEEN THE GROUP CONTRACTHOLDER AND THE COMPANY.
                  READ THIS CONTRACT CAREFULLY.

                  Signed for the Company at its home office on the contract date.

                  /s/ [ILLEGIBLE]
                  President

                  /s/ Richard C. Pearson
                  Secretary

                  ALL PAYMENTS AND VALUES UNDER THIS CONTRACT WHICH ARE BASED
                  ON INVESTMENT IN THE SEPARATE ACCOUNT ARE VARIABLE AND ARE
                  NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                  Group Flexible Payment Annuity
                  Providing Variable Benefits
                  Life Annuity with 10-Years Certain
                                    --
                  Starting on the Normal Annuity Date
                  Non-Participating
                  No Dividends

 SFL 234                                                                 234-

[LOGO OF SECURITY FIRST LIFE INSURANCE COMPANY]

TABLE OF CONTENTS

       ARTICLE                                                       PAGE
                Introduction........................................   00
                Contract Specifications.............................   00
              1 Description of Certain Terms used in this Contract..   00
              2 General Terms.......................................   00
              3 Participant's Account Provisions....................   00
              4 Valuation and Nonforfeiture Provisions..............   00
              5 Settlement..........................................   00
              6 Settlement on Death.................................   00
              7 Annuity Income......................................   00
              8 Method of Calculating Annuity Income Payments.......   00
              9 Annuity Purchase Rates..............................   00

ALPHABETICAL CODE

 SECTION
    4.02 Accumulated Payment.............................................................. 00
    3.04 Accumulation Units............................................................... 00
    4.06 Administrative Fee............................................................... 00
    7.02 Alternate Annuity Income Rates................................................... 00
    7.03 Alternate Assumed Investment Return.............................................. 00
    7.01 Annuity Income Options........................................................... 00
    4.01 Annuity Value.................................................................... 00
    4.03 Cash Surrender................................................................... 00
    4.02 Cash Value....................................................................... 00
    5.05 Cessation of Purchase Payments................................................... 00
    2.03 Change of Contract............................................................... 00
         Communications................................................................... 00
    2.01 Contract......................................................................... 00
    4.09 Conversion Between Series........................................................ 00
    3.03 Crediting Accumulation Units..................................................... 00
    2.08 Data Provided to the Company..................................................... 00
    4.05 Deferral of Payment.............................................................. 00
    2.07 Designation of Beneficiary....................................................... 00
    8.01 Determination of Monthly Guaranteed Minimum Fixed Dollar Annuity Payments........ 00
    8.02 Determination of Monthly Variable Annuity Payment for the First Year............. 00
    8.04 Determination of Monthly Variable Annuity Payments for the Second and Subsequent
         Years............................................................................ 00
         Guaranteed Minimum Interest Rates................................................ 00
    2.05 Incontestability................................................................. 00
    5.04 Minimum Amount to Payee.......................................................... 00
    4.08 Minimum Benefits................................................................. 00
    2.09 Misstatement of Age.............................................................. 00
    2.02 Nonparticipating................................................................. 00
    5.02 Normal Form of Settlement........................................................ 00
    8.03 Number of Annuity Units.......................................................... 00
    5.03 Optional Annuity Date and Optional Settlement.................................... 00
    2.06 Ownership and Assignment......................................................... 00
    4.04 Partial Surrenders............................................................... 00
    3.01 Participant's Account............................................................ 00
         Plan............................................................................. 00
    4.07 Premium Taxes.................................................................... 00
    3.02 Purchase Payments................................................................ 00
         Rescission....................................................................... 00
    2.10 Separate Account................................................................. 00
    8.04 Separate Account Annuity Unit Values............................................. 00
    5.01 Settlement of Participant's Account.............................................. 00
    6.01 Settlement on Death Before the Annuity Date...................................... 00
    6.02 Settlement on Death of Payee..................................................... 00
    3.05 Splitting Units.................................................................. 00
         Statements of Account............................................................ 00
    2.11 Substitution of Fund Shares...................................................... 00
    2.04 Termination of Contract.......................................................... 00
    4.10 Transfer to Other Annuities Issued by the Company................................ 00

[LOGO OF SECURITY FIRST LIFE INSURANCE COMPANY]

           CONTRACT DATA
                         Group Contract Number               234000000

                         Group Contract Date               May 1, 1985

                         Group Contractholder        State of Delaware

                         Issued for Delivery in, and Subject to the Laws of the State of Delaware

 CONTRACT SPECIFICATIONS
                         PLAN The plan is a Deferred Compensation Plan. The
                         Plan is designed to comply with the requirements of
                         Section 457 of the Internal Revenue Code of 1986,
                         ("Code") as amended. A copy of the Plan has been made available to each participant and a copy is maintained with the group contractholder. Ownership of this contract is vested entirely in the group contractholder and only the group contractholder can make elections with respect thereto.

                         The Company requires that a copy of the currently effective Plan document accompany the application, for its information. The terms and provisions of the Plan do not for any purpose form any part of this contract and are not binding on the Company.
                         Notwithstanding the fact that the Company may have knowledge of the terms of the Plan, the obligations of the Company are measured and determined solely by the terms and provisions of this contract. Any form required under the Plan must be submitted to the Company.

                         Purchase payments made with respect to a participant will be allocated among the currently offered accounts in accordance with the latest recorded written request of the group contractholder with respect to the participant.

                         The currently offered accounts are as follows:

                         (1) Money Market Series of Security First Trust

                         (2) Bond Series of Security First Trust

                         (3) Growth and Income Series of Security First Trust

                         (4) T. Rowe Price Growth Stock Fund

                         STATEMENTS OF ACCOUNT Prior to the annuity date, statements of account will be provided for each participant as of the end of each calendar quarter in which a transaction occurred but in no event less often than once per year.

                         COMMUNICATIONS Write to the Company at its administrative office shown below:

                                 Security First Life Insurance Company
                                            P.O. Box 92193
                                     Los Angeles, California 90009

SFL 234-4                              4

[LOGO OF SECURITY FIRST LIFE INSURANCE COMPANY]

                         ARTICLE 1
DESCRIPTION OF CERTAIN TERMS USED  A. ACCUMULATION UNIT A measuring unit used
                  IN THIS CONTRACT to determine the value of a participant's interest in a series at any time before
                                   annuity payments commence.

                                   B. ANNUITANT The person who is to receive annuity payments and who is identified as the participant.

                                   C. ANNUITY A series of income payments made to an annuitant for a defined period of time.

                                   D. ANNUITY Date The date the series of
                                   annuity income payments begins to a
                                   participant.

                                   E. ANNUITY UNIT A measuring unit used to determine the amount of annuity payments based on a series after such payments have commenced.

                                   F. BENEFICIARY A person who has the right to receive a participant's account values on the death of the participant.

                                   G. CERTIFICATE The form that describes
                                   participants' rights in the contract.

                                   H. CERTIFICATE DATE The date the
                                   certificate is issued or, if no certificate is issued, the date a Participant's Account is established.

                                   I. CERTIFICATE YEAR The 12 month period
                                   following the certificate date and each
                                   anniversary thereof.

                                   J. CONTRACT The legal agreement between the group contractholder and the Company covering the rights of the whole group.

                                   K. FIXED ANNUITY An annuity that provides guaranteed level payments.

                                   L. FUND Any registered management
                                   investment company, or series thereof, in which the assets of the separate account may be invested.

                                   M. GENERAL ACCOUNT Assets of the Company, except those in the separate account or any other segregated asset account.

                                   N. GROUP CONTRACTHOLDER The owner of this
                                   Contract.

                                   O. NORMAL ANNUITY DATE The first day of the
                                   month coincident with or immediately
                                   preceding the month a participant must
                                   commence a distribution under the Plan, but
                                   in no event later than the month in which
                                   the participant attains age 85.
                                                               --

                                   P. PARTICIPANT An eligible person who has submitted a completed enrollment form to the Company.

                                   Q. PARTICIPANT'S ACCOUNT The sum of the
                                   values of the accumulation units credited to a participant.

                                   R. PAYEE Any person receiving payment of benefits under the contract.

                                   S. PURCHASE PAYMENT Any amount received by the Company for a participant under this Contract.

                                   T. SEPARATE ACCOUNT A segregated asset
                                   account established by the Company under the Delaware Insurance Code. The income or losses of the separate account are free from any other liabilities of the Company's other business.

                                   U. SERIES The accumulation unit values and annuity unit values maintained separately for each fund whose securities are owned by the separate account.

                                   V. VALUATION DATE Any business day (on
                                   which the New York Stock Exchange is open for trading) on which the accumulation and annuity unit values are calculated. Accumulation unit values will be determined each business day, and annuity unit values will be determined once each week.

                                   W. VALUATION PERIOD The time from one
                                   valuation date to the next.

                                   X. VARIABLE ANNUITY An annuity' whose
                                   payments vary annually according to the net investment results of a series of the separate account.

SFL 234-5                                5

     ARTICLE 2
 GENERAL TERMS 2.01 THE CONTRACT The group contract is this document and the application (the "Contract").
               Only an officer of the Company can change the contract or waive any of the Company's rights. These changes must be made in writing. Any contract terms referring to "filing" or
               "receipt" of documents means filing or receipt at the Company's administrative office shown on page 4.

               2.02 NON-PARTICIPATING This contract does not share in the earnings of the Company.

               2.03 CHANGE OF CONTRACT The group contractholder and the Company may change the contract by mutual agreement at any time. Changes must be made in writing. Any changes must comply with the state laws where the contract is delivered. The Company, by itself, may change only the following contract terms:

               (a) Terms that apply to participants enrolling after the effective date of the change.

               (b) Terms that apply to the excess of any purchase payments received in any certificate year over the purchase payments received during the first certificate year, for participant accounts established before the effective date of the change.

               (c) Terms that may be necessary to make the contract conform to any federal or state law.
               regulation or ruling.

               2.04 TERMINATION OF CONTRACT This contract will terminate when the Company has fulfilled all its obligations.

               2.05 INCONTESTABILITY After two years from the date of issue, the Company cannot void this contract due to any misstatements on the application.

               2.06 OWNERSHIP AND ASSIGNMENT This contract belongs to the group contractholder. A participant may exercise ownership rights affecting his or her account only if the participant's interest in that account is nonforfeitable. In the absence of such nonforfeitable participant's interest, individual certificates will be issued only at the request of the group contractholder. A participant's contract rights are subject to the rights of any irrevocable beneficiary.

               The Company will honor any assignment of rights in this contract only after it is received in writing by the Company. The Company is not responsible for the validity of the assignment.
               Unless otherwise permitted in the Code if this contract is issued to purchase annuities for individuals under Section 401 of the Code, the contract may not be assigned to anyone except the Company.

               2.07 DESIGNATION OF BENEFICIARY A participant may name, and change, the beneficiary. The request must be in writing and made before the participant dies. No change will take effect unless it is received. When received, the request will take effect as of the date signed, subject to payment or other action taken by the Company before it was received. An irrevocable beneficiary must agree to any such change.

               2.08 DATA PROVIDED TO THE COMPANY The Company may require the group contractholder and participants to provide data needed to administer the contract. The data must be in a form satisfactory' to the Company.

               2.09 MISSTATEMENT OF AGE The age of an annuitant or a payee may affect the amount of annuity income payments made to a payee. If the age is misstated, future payments under that annuity income option will be adjusted.

[LOGO OF SECURITY FIRST LIFE INSURANCE COMPANY]

                                  2.10 THE SEPARATE ACCOUNT The separate
                                  account was established by the Company in 1980 under Delaware law. It is registered under the Investment Company Act of 1940
                                  (the "Act"). Its assets are invested only in shares of one or more funds. The separate account will vote fund shares in accordance with instructions received from the group contractholder.

                                  2.11 SUBSTITUTION OF FUND SHARES The
                                  separate account may not change the fund shares of a series unless approved by a vote of a majority of the units entitled to vote and as provided by the Act. The separate account may buy other securities for other series or contract, or, if requested by a participant, convert units from one series or contract to another.

                       ARTICLE 3
PARTICIPANT'S ACCOUNT PROVISIONS  3.01 PARTICIPANT'S ACCOUNT The Company will establish a participant's account for each person who becomes a participant. A participant's account consists of accumulation units provided by the values of the purchase payments made for the participant. The value of a participant's account is the sum of the values of those accumulation units.

                                  3.02 PURCHASE PAYMENTS Purchase payments for
                                  any participant must be at least $20 each
                                                                   ---
                                  and $240 annually.
                                      ----

                                  3.03 CREDITING ACCUMULATION UNITS Each
                                  purchase payment will be applied to provide accumulation units. The number of accumulation units credited for a series is determined by dividing the amount of the purchase payment allocated to the series less any premium taxes deducted, by the appropriate accumulation unit value for the series on the day the Company received the purchase payment.

                                  3.04 ACCUMULATION UNITS The separate account
                                  accumulation unit value for each series was
                                  first set at $5. This value is determined
                                               --
                                  each business day. It is equal to the value
                                  on the prior day multiplied by a net
                                  investment factor. The net investment factor
                                  is:

                                  (a) the net asset value of a fund share at the close of the current business day plus the per share amount of any fund distribution less taxes (per share), divided by

                                  (b) the net asset value of a share at the close of the prior business day, and less

                                  (c) the actuarial risk fee factor of
                                  0.003425% for each calendar day from the
                                  ---------
                                  prior business day to the current business
                                  day.

                                  3.05 SPLITTING UNITS The Company may split the value of any units in the best interest of the group contractholder, participants, annuitants and the Company. If split, strict equity will be preserved. Such split will have no major effect upon the benefits or provisions of this Contract.

SFL 234-7                             7

                 ARTICLE 4
             VALUATION AND 4.01 ANNUITY VALUE The annuity value of a NONFORFEITURE PROVISIONS participant's account is the amounts that can be applied to an annuity income option in this contract. It is the sum of the values of any accumulation units, reduced by premium taxes, if any.

                            4.02 CASH VALUE The cash value of a
                            participant's account is equal to the value of the accumulation units in a participant's account, reduced by a surrender charge and a transaction charge of $10. The surrender charge
                                                  ---
                            equals 5% of the value of any accumulation units
                            surrendered. No surrender charge will be deducted in the determination of cash value with respect to a surrender that occurs after the sixth anniversary of the certificate date or a surrender that results from the death, disability, retirement or hardship withdrawal of or by the participant in accordance with the terms and conditions of the plan.

                            In the event that a participant has an existing account with the Company under another group annuity contract issued to the group contractholder with respect to the plan and should the date of issuance of a certificate under such other group contract precede the certificate date (the "alternative certificate date"), then the certificate date used in the determination of surrender charges will be the alternate certificate date.

                            4.03 CASH SURRENDER A participant's account may be surrendered for its cash value before the annuity date. Requests for surrender must be in writing.

                            4.04 PARTIAL SURRENDERS Partial surrenders from the cash value of a participant's account may be made before the annuity date. Any partial surrender is subject to a transaction charge of $10. Requests for partial surrenders must be in
                            ---
                            writing. No partial surrender will be allowed if it results in any series having a value, after the surrender, of less than $500, unless the
                                                        ----
                            entire series is being surrendered.

                            When a partial surrender is made from any
                            series, the number of accumulation units in that series will be reduced by the number of units equal in value to the amount surrendered plus $10, which sum shall be divided by one minus the
                            ---
                            surrender charge percentage described in
                            Section 4.02.

                            4.05 DEFERRAL OF PAYMENT Payments of full or partial surrenders from a series may be suspended under the following conditions:

                            (a) During any period in which the New York
                            Stock Exchange is closed ( other than customary weekend or holiday closing) or;

                            (b) When the Securities and Exchange Commission determines that trading on such exchange is restricted or that an emergency exists; and, as a result the separate account may not reasonably dispose of its securities or fairly value its assets; or

                            (c) For such other periods as the Securities and Exchange Commission may by order direct for the protection of variable contractholders and participants.

                            4.06 ADMINISTRATIVE FEE On each anniversary of the certificate date, the participant's account will be reduced by an administrative fee of not more than $9.50 plus $2.50 for each series in
                                      -----      -----
                            which the participant has accumulation units. The deduction is made by cancelling a number of accumulation units equal in value to the administrative fee. The fee will be prorated among the series in the participant's account on the basis of the relative values of the series as of the date of the deduction.

[LOGO OF SECURITY FIRST LIFE INSURANCE COMPANY]

               That portion of the administrative fee equal to $9.50 will be
                                                               -----
               waived in the event that a similar fee is charged to a participant with an account under another group annuity contract issued by the Company to the group contractholder with respect to the Plan.

               4.07 PREMIUM TAXES The Company may deduct from a participant's account any premium tax payable by it. If a premium tax deduction is made, it will be made on or after at the time the tax is payable by the Company.

               4.08 MINIMUM BENEFITS The value of a paid-up annuity, cash surrender, or settlement on death under this contract will not be less than the minimum required by the state laws where the contract is delivered.

               4.09 CONVERSION BETWEEN SERIES Accumulation or annuity units may be converted from one series to another by written election or, if permitted by the Company, by telephone. Such election must specify the total value of units to be converted and the series to be decreased and the series to be increased. The Company will make the conversion on the first valuation date after receipt of a written election. Conversions requested by telephone will be effective within a reasonable time in accordance with policies established by the Company. No conversion of units may take place within two calendar weeks before the annuity date or any anniversary thereof.

               A transaction charge of $10 will be charged for each
                                       --
               allowable conversion. The charge will be allocated to the series from which the conversion is made.

               The minimum amount that may be converted at any time is the lesser of $500 or the balance of the value of accumulation
                         ----
               units allocated to the Series to be converted.

               4.10 TRANSFER TO OTHER ANNUITIES ISSUED BY THE COMPANY A participant may transfer all or a portion of the annuity value of the participant's account to another group annuity contract issued by the Company to the group contractholder with respect to the plan.

               The minimum transfer from a Series is the lesser of $500 or
                                                                   ----
               the balance of the value of accumulation units allocated to the Series.

               A transaction charge of $10 will be deducted from the amount
                                       ---
               of any transfer.

    ARTICLE 5
   SETTLEMENT  5.01 SETTLEMENT OF PARTICIPANT'S ACCOUNT Settlement of a
               participant's account means any of the following

               (a) The start of annuity income payments to the annuitant or beneficiary.

               (b) A payment of the cash value in a lump sum.

               The amount applied under an annuity income option is the annuity value. The first payment under any annuity option will be made on the annuity date. Proof of age is required before payments start under any of the first four options listed in Article 7.

               5.02 NORMAL FORM OF SETTLEMENT A participant must be living on the date annuity payments are to begin. Unless another choice is made, the Company will pay the annuitant a series of payments in the form of a variable life annuity with 120
                                                                       ---
               monthly payments certain, the second option in Article 7. The payments will begin on the normal annuity date.

SFL 234-9                             9

                 5.03 OPTIONAL ANNUITY DATE AND OPTIONAL SETTLEMENT Before annuity payments begin, an optional annuity date or a different annuity income option may be elected, if not prohibited by the plan. The optional annuity date may be the first day of any month not later than the normal annuity date. The election must be made at least 3l days before the
                                                          --
                 optional annuity date. Any of the annuity income options may be elected. The annuity value on the optional annuity date will be applied.

                 5.04 MINIMUM AMOUNT TO PAYEE Any annuity income option payment must be at least $50 from each series included in
                                          ---
                 the payment. if any payment from any series is less than $50, the Company may change the payment interval so that
                 ---
                 payments are greater than $50 from that series.
                                           ---

                 5.05 CESSATION OF PURCHASE PAYMENTS Upon 60 days' written
                                                          --
                 notice to the other, the group contractholder or the Company may declare that, as of the date stated in the notice (that date being called a "date of cessation of purchase payments"), no further purchase payments will be made to certain or all participant accounts.

                 If a date of cessation of purchase payments has been declared for certain participant accounts, the group contractholder with respect to a participant may by written request make a change of allocation of the participant's purchase payments. When no change of allocations is received, the Company may in its discretion return all Purchase Payments affected by the declaration of the Date of Cessation of Purchase Payments, or allocate such purchase payments in accordance with the participant's current allocation among accounts.

                 No new participant accounts will be established after the date of cessation of purchase payments is declared with respect to all accounts.

                 OPTIONS ON DATE OF CESSATION OF PURCHASE PAYMENTS
                 Upon declaring the date of cessation of purchase payments for all accounts or upon receiving notice of this declaration by the Company, the group contractholder may by written request elect one of the following options. If the group contractholder has not elected an option within 30
                                                                       --
                 days of the date of cessation of purchase payments; option
                 (A) will be deemed to have been elected.

                 OPTION (A)  Maintenance of Participant Account Values:
                             The Company will maintain each participant's account value until settlement of such account.

                 OPTION (B)  Installment Settlement of Guaranteed Contract
                             Values: The Company will pay the sum of the
                             accumulation payment values with respect to
                             participants as of the date of cessation of
                             purchase payments in 20 equal quarterly
                                                  --
                             installments to a person designated in writing by the group contractholder as the successor insurer of the Plan or to the group contractholder.

[LOGO OF SECURITY FIRST LIFE INSURANCE COMPANY]

          ARTICLE 6
      SETTLEMENT ON  6.01 SETTLEMENT ON DEATH BEFORE THE ANNUITY DATE If
              DEATH a participant dies before the annuity date and the beneficiary is the participant's spouse, the spouse shall be deemed to be the participant and will succeed to all rights of the participant.

                     If a participant dies before the annuity date and the beneficiary is not the spouse of the participant, the beneficiary may elect:

                     1. To receive annuity income under Annuity Income Options One, Two or Five. Election of an annuity option is subject to the following conditions:

                        a. Election must begin within one year of the
                                                      ---
                        participant's death;

                        b. The guaranteed period under Option Two or the designated period under Option Five may not be longer than the beneficiary's life expectancy under the applicable tables specified by the Internal Revenue Service.

                        c. The annuity value as of the date of the first annuity payment will be applied.

                     OR

                     2. To receive a lump sum settlement equal to the cash value on the date the payment is made. If the lump sum settlement becomes payable because of the death of a participant prior to attaining age 65,
                                                                   --
                     the lump sum settlement will be equal to the larger of:

                        a. The sum of all purchase payments, less payments previously applied to an annuity option or a partial surrender, or

                        b. The annuity value of the participant's account, less administrative fees.

                     In any event, distribution under the lump sum option above must be made within 5 years of the death of
                                               --
                     the participant.

                     If there is more than one named beneficiary living at the time of the participant's death, each will share in the proceeds equally, unless the participant has elected otherwise.

                     If the participant outlives all beneficiaries, the proceeds will be paid to the participant's estate in a lump sum.

                     No beneficiary will have the right to assign, anticipate or commute any future payments under any of the options, except as provided in the election or by law.

                     The rights to the proceeds will pass as if the participant outlived the beneficiary if:

                     a. The beneficiary dies at the same time as the participant; or

                     b. The beneficiary dies within 15 days of the
                                                    --
                     participant's death and prior to the date due proof of the participant's death is received by the Company. Due proof of death will be a certified death certificate, an attending physician's statement, a decree of a court of competent jurisdiction as to the finding of death, or such other documents as the Company may, at its option, accept.

                     6.02 SETTLEMENT ON DEATH OF PAYEE Upon the death of a payee, any remaining payments certain under options Two or Three or Five, in Article 7 will be paid to the named beneficiary.

                     If no beneficiary is alive at the payee's death, the payee's estate will receive a lump sum payment. This lump sum will be the present value of the remaining payments certain at the payee's death. The present value will be computed on the basis of the interest rate used to compute the benefit.

                     If as the result of a payee's death, variable life annuity payments are being continued to a beneficiary, that beneficiary may elect at any time to receive in a lump sum the present value of the remaining number of payments certain.

SFL 234-11                          11

             ARTICLE 7  7.01 ANNUITY INCOME OPTIONS Except as may be
       ANNUITY INCOME   limited by Article 6 or by options:

                        a. OPTION ONE--LIFE ANNUITY A series of annuity income payments made monthly during the payee's life. The payments will stop with the last payment due before the death of the payee. No further payments will be made after the death of the payee.

                        b. OPTION TWO--LIFE ANNUITY WITH 120,180 OR 240
                                                         -------    ---
                        MONTHLY PAYMENTS CERTAIN A series of annuity, income payments made monthly for the guaranteed period elected and thereafter during the payee's life. The guaranteed period may be 120,180 or
                                                           -------
                        240 months. If the payee dies before the end of the guaranteed period, payments for the remainder of the guaranteed period will be paid to the beneficiary.

                        c. OPTION THREE--INSTALLMENT REFUND LIFE ANNUITY A series of annuity income payments made monthly during the payee's life. If the payee dies before receiving the "minimum number" of payments, payments will continue to the beneficiary. The "minimum number" of payments is equal to the amount applied under this option divided by the first monthly payment. Any payments made after the death of the payee will stop when the Company has paid out a total number of payments equal to the "minimum number" of payments.

                        d. OPTION FOUR--JOINT AND FULL TO SURVIVOR
                        ANNUITY A series of annuity income payments made monthly during the lifetime of both of two payees. If one of the payees dies, the payments will continue to the other. The payments will end with the last payment due before the death of the remaining payee.

                        e. OPTION FIVE--DESIGNATED PERIOD ANNUITY--FIXED DOLLAR ONLY A series of fixed annuity income payments made monthly for a period of years. Any number of years from 5 through 30 may be chosen.
                                             -         --
                        Payments will be made to the payee or
                        beneficiary even if the payee dies. Payments stop at the end of the period selected.

                        Monthly payments for 3 years may be elected
                                             -
                        under this option for a participant who is age 60
                                                                       --
                        or over on the annuity date, or who has
                        submitted evidence of election to begin payments under the employer's retirement program.

                        f. Other options may be available as agreed upon by the Company.

                        7.02 ALTERNATE ANNUITY INCOME RATES If
                        settlement is made under any annuity option, payment will be based on the larger of the following:

                        (a) The Company's current annuity settlement option rates applicable to this Contract (fixed dollar only).

                        (b) The annuity purchase rates found in Article 9.

                        7.03 ALTERNATE ASSUMED INVESTMENT RETURN If
                        allowed by the laws of the state in which this Contract is issued, a participant may elect variable annuity benefits determined on an assumed investment return of 3.50%, 5% or 6% in
                                                     ----   -     -
                        lieu of the 4.25% return assumed in the contract.
                                    ----

[LOGO OF SECURITY FIRST LIFE INSURANCE COMPANY]

               ARTICLE 8
   METHOD OF CALCULATING 8.01 DETERMINATION OF MONTHLY GUARANTEED MINIMUM ANNUITY INCOME PAYMENTS FIXED DOLLAR ANNUITY PAYMENTS The payment amount shown in Tables 1 and 2 in Article 9 will be
                          used to determine the monthly payments under a fixed payment option. The tables show the dollar amount of the monthly payments which can be purchased with each $1,000 of the general account's annuity value, after deduction of any applicable premium taxes. Amounts shown use the 1971 INDIVIDUAL ANNUITY MORTALITY TABLE,
                          ---------------------------------------
                          modified, with an assumed rate of return of
                          3.50% per year.
                          -----

                          8.02 DETERMINATION OF MONTHLY VARIABLE ANNUITY PAYMENT FOR THE FIRST YEAR Variable annuity payment amounts will be determined at the annuity date, and will remain the same for one year from that date. Amounts may vary each year thereafter.

                          The age of payees born after 1915 must be adjusted using the following table. Adjusted ages for payees born after 1995 are available from the Company. The payee's actual age will be based on the birthday nearest the time the first payment is due.

                          CALENDAR YEAR OF BIRTH          ADJUSTED AGE
                          1915 or Prior................    Actual Age
                          1916--1935...................    Actual Age Minus 1
                          1936--1955...................    Actual Age Minus 2
                          1956--1975...................    Actual Age Minus 3
                          1976--1995...................    Actual Age Minus 4

                          THESE ADJUSTMENTS APPLY ONLY TO TABLES 1 AND 2 SHOWN ON THE NEXT PAGES. THESE AGE ADJUSTMENTS DO NOT APPLY TO ANY OTHER ANNUITY INCOME RATES UNLESS SO SPECIFIED BY THE COMPANY.

                          Tables 3 and 4 show the factors used to
                          determine variable annuity income payments based on a 4.25% assumed investment rate. They are
                               -----
                          based on the MODIFIED SELECT SECURITY FIRST
                                       ------------------------------
                          ANNUITY MORTALITY TABLE projected to the year
                          -----------------------
                          2000 on projection scale C (modified) and 4.25%
                          ----                                      -----
                          interest, reduced for the first 10 years of any period certain by l%.
                                            --

                          The monthly payment for the first year is
                          determined by:

                          (a) dividing the separate account annuity value by $1,000.

                          (b) multiplying the result from (a) by the annuity premium rate shown in column 1 of Table 3 or 4 for the option elected for the adjusted age of payee, and

                          (c) multiplying the result of (b) by the monthly payment factor in column 2 of Table 3 or 4.

                          If there are values in more than one series, determine the monthly payment for each series as above.

                          8.03 NUMBER OF ANNUITY UNITS The number of annuity units for any series is determined by dividing the first year monthly payment by the separate account annuity unit value for that series for the valuation period that includes the settlement date. The number of annuity units thus determined will not change unless the participant converts annuity units from one series to another. Such annuity units converted will be based on the same assumed investment return.

SFL 234-13                            13

                     8.04 DETERMINATION OF MONTHLY VARIABLE ANNUITY PAYMENTS FOR THE SECOND AND SUBSEQUENT YEARS The amounts of the second and subsequent years' monthly variable annuity payments are not pre- determined, and may change from year to year, based on the variations in the annuity unit value. The annuity unit value varies with the variations of net investment results above and below the assumed investment rate.

                     As of each anniversary of the settlement date, the Company will determine the amount of monthly payments for each series for the year then beginning. It will be determined by multiplying the number of separate account annuity units for that series by the annuity unit value for the same series for the valuation period in which the first payment for that year is due.

                     The Company guarantees that the amount of each variable annuity payment will not be affected by variations in the mortality experience of payees nor by expenses incurred by the Company in the administration of such benefits.

                     8.05 SEPARATE ACCOUNT ANNUITY UNIT VALUES The separate account annuity unit value for each series was originally established at $5. This value for any subsequent valuation
                                    --
                     period is determined for each series by:

                     (a) multiplying the annuity unit value of the series for the immediately preceding valuation period by

                     (b) annuity change factor for the second preceding valuation period.

                     The annuity change factor for any valuation period is determined for each series by dividing:

                     (a) the accumulation unit value at the end of the valuation period by

                     (b) the accumulation unit value at the end of the previous valuation period. and multiplying the result by

                     (c) the interest neutralization factor.

                     For weekly valuation periods and a 4.25% assumed net
                                                        -----
                     investment rate, the interest neutralization factor is 0.9991999.
                     ---------

                                   ARTICLE 9
                            ANNUITY PURCHASE RATES

               GUARANTEED DOLLAR AMOUNT OF MONTHLY PAYMENT WHICH
                     IS PURCHASED WITH EACH $1,000 APPLIED
                          LIFE ANNUITIES--FIXED DOLLAR

TABLE 1

                               SINGLE LIFE ANNUITIES               JOINT AND FULL TO SURVIVOR
                      ------------------------------------------- ---------------------------
                        No      120     180     240
                      Period  Months  Months  Months  Installment     Joint     Monthly
 Age                  Certain Certain Certain Certain   Refund         Age      Payment
------------------    ------- ------- ------- ------- -----------     -----     -------
 60..................  $5.31   $5.17   $4.99   $4.77     $4.91        60        $4.49
 61..................   5.43    5.27    5.08    4.83      5.00        61         4.58
 62..................   5.56    5.38    5.17    4.89      5.10        62         4.67
 63..................   5.70    5.50    5.26    4.95      5.20        63         4.76
 64..................   5.85    5.62    5.35    5.01      5.30        64         4.86

 65..................   6.00    5.74    5.44    5.07      5.41        65         4.97
 66..................   6.17    5.88    5.54    5.13      5.53        66         5.09
 67..................   6.35    6.01    5.63    5.18      5.66        67         5.21
 68..................   6.55    6.16    5.73    5.24      5.79        68         5.34
 69..................   6.75    6.30    5.83    5.29      5.93        69         5.49

 70..................   6.98    6.46    5.93    5.34      6.07        70         5.64
 71..................   7.21    6.63    6.02    5.38      6.23        71         5.80
 72..................   7.47    6.79    6.12    5.42      6.39        72         5.98
 73..................   7.75    6.96    6.21    5.46      6.56        73         6.17
 74..................   8.04    7.13    6.30    5.49      6.75        74         6.37
 75..................   8.36    7.31    6.38    5.52      6.95        75         6.59

Any payee who is over age 85 at the date annuity payments are due will be
                          --
considered as actual age 85 on that date. Monthly payments for ages not shown
                         --
will be furnished by the Company on request.

TABLE 2

                   DESIGNATED PERIOD ANNUITIES--FIXED DOLLAR

YEARS OF                AMOUNT OF    YEARS OF    AMOUNT OF    YEARS OF    AMOUNT OF
PAYMENTS             MONTHLY PAYMENT PAYMENTS MONTHLY PAYMENT PAYMENTS MONTHLY PAYMENT
------------------   --------------- -------- --------------- -------- ----------------
5...................     $ 18.12        14        $ 7.49         23        $ 5.24
6...................       15.35        15          7.10         24          5.09
7...................       13.38        16          6.76         25          4.96
8...................       11.90        17          6.47         26          4.84
9...................       10.75        18          6.20         27          4.73
10..................        9.83        19          5.97         28          4.63
11..................        9.09        20          5.75         29          4.53
12..................        8.46        21          5.56         30          4.45
13..................        7.94        22          5.39

SFL 234-15                        Page 15

      ANNUITY PREMIUM RATES PER $1,000 OF VALUE APPLIED (COLUMN (1)) AND
                     MONTHLY PAYMENT FACTORS (COLUMN (2))

TABLE 3                     SINGLE LIFE ANNUITIES--VARIABLE

                                MONTHLY PAYMENTS CERTAIN
                 -------------------------------------------------------
       ADJUSTED      NONE           120           180           240
       AGE OF    ------------- ------------- ------------- -------------
       PAYEE      (1)    (2)    (1)    (2)    (1)    (2)    (1)    (2)
       --------  ------ ------ ------ ------ ------ ------ ------ ------
         60..... 62.596 .08946 61.992 .08713 60.305 .08611 58.126 .08539
         61..... 63.710 .08975 63.123 .08723 61.294 .08614 58.873 .08538
         62..... 64.922 .09003 64.340 .08730 62.333 .08614 59.628 .08535
         63..... 66.252 .09028 65.653 .08736 63.424 .08613 60.387 .08532
         64..... 67.715 .09049 67.068 .08739 64.564 .08611 61.142 .08527

         65..... 69.298 .09072 68.578 .08741 65.743 .08607 61.884 .08523
         66..... 71.005 .09101 70.199 .08742 66.959 .08603 62.606 .08518
         67..... 72.817 .09137 71.905 .08744 68.191 .08599 63.294 .08513
         68..... 74.732 .09180 73.692 .08747 69.430 .08595 63.941 .08508
         69..... 76.751 .09231 75.557 .08751 70.665 .08590 64.539 .08503

         70..... 78.880 .09290 77.496 .08755 71.886 .08586 65.082 .08499
         71..... 81.010 .09372 79.469 .08763 73.069 .08583 65.563 .08495
         72..... 83.231 .09465 81.498 .08770 74.214 .08579 65.984 .08491
         73..... 85.539 .09570 83.575 .08777 75.309 .08574 66.347 .08487
         74..... 87.982 .09683 85.701 .08781 76.345 .08568 66.657 .08483

         75..... 90.293 .09833 87.805 .08788 77.293 .08563 66.912 .08480

TABLE 4           JOINT AND FULL TO SURVIVOR--VARIABLE

                            ADJUSTED    NO PAYMENTS CERTAIN
                             AGE OF     -------------------
                           BOTH PAYEES   (1)       (2)
                           -----------   ------    ------
                               60...... 57.810    .08526
                               61...... 58.742    .08535
                               62...... 59.741    .08545
                               63...... 60.817    .08554
                               64...... 61.976    .08564

                               65...... 63.220    .08575
                               66...... 64.548    .08594
                               67...... 65.961    .08616
                               68...... 67.460    .08643
                               69...... 69.049    .08674

                               70...... 70.732    .08711
                               71...... 72.468    .08758
                               72...... 74.294    .08813
                               73...... 76.208    .08875
                               74...... 78.229    .08943
                               75...... 80.243    .09032

Any payee who is over age 85 at the date annuity payments are due will be
                          --
considered as actual age 85 on that date. Factors for adjusted ages not shown
                         --
will be furnished by the Company on request.

                               ANNUITY CONTRACT

                       FLEXIBLE PAYMENT DEFERRED ANNUITY

                          PROVIDING VARIABLE BENEFITS
                         10 YEAR CERTAIN LIFE ANNUITY
                         STARTING ON THE ANNUITY DATE
                               NON-PARTICIPATING
                                 NO DIVIDENDS

                [LOGO OF SECURITY LIFE INSURANCE FIRST COMPANY]

                                COMMUNICATIONS
        Write to the Company at its Administrative Office shown below:
                     Security First Life Insurance Company
                                P.O. Box 92193
                         Los Angeles, California 90009

                     SECURITY FIRST LIFE INSURANCE COMPANY
   1300 DELAWARE TRUST BUILDING, P.O. BOX 25130, WILMINGTON, DELAWARE 19899